Exhibit 10.1

FIRST AMENDMENT TO THE
METAVIA INC. AMENDED AND RESTATED 2022 EQUITY INCENTIVE PLAN

RECITALS

A.	The MetaVia Inc. Amended and Restated 2022 Equity Incentive Plan (the “Plan”), initially adopted by our Board on November 8, 2022, approved by our stockholders on December 22, 2022, and further amended by the Board on November 29, 2024, is hereby amended by this First Amendment to the Plan (this “First Amendment”) as set forth below. This First Amendment shall be effective from and after the date that this First Amendment is approved by the stockholders of the Company in accordance with the terms of the Plan. Following such effective date, any reference to the “Plan” shall mean the Plan, as amended by this First Amendment. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan.

AMENDMENT

1.	Section 2(a) of the Plan is hereby deleted in its entirety and replaced with the following:

“(a) Share Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed the sum of (i) 506,201 shares, plus (ii) the Prior Plan’s Available Reserve, plus (iii) the number of Returning Shares, if any, as such shares become available from time to time. In addition, subject to any adjustments as necessary to implement any Capitalization Adjustments, such aggregate number of shares of Common Stock will automatically increase on January 1st of each year for a period of eight years commencing on January 1, 2025 and ending on (and including) January 1, 2032, to an amount equal to 10% of the Fully Diluted Shares as of the last day of the preceding calendar year; provided, however that the Board may act prior to the effective date of any such annual increase to provide that the increase for such year will be a lesser number of shares of Common Stock.”

2.	Except as set forth in this First Amendment, the Plan shall be unaffected hereby and shall remain in full force and effect.